UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 East Kendall Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a) On September 24, 2014, AVEO Pharmaceuticals, Inc. (the “Company”) entered into an Amendment No. 3 to Loan and Security Agreement (the “Amendment”) with Hercules Technology Growth Capital, Inc. (“Hercules Growth”), as successor in interest to Hercules Technology II, L.P. (“Hercules II”), Hercules Capital Funding Trust 2012-1 (“Hercules Capital”), as successor in interest to Hercules Growth, and Hercules Technology III, L.P. (“Hercules III”, together with Hercules Capital and Hercules Growth, collectively, the “Lenders”), amending that certain Loan and Security Agreement dated as of May 28, 2010, by and among the Borrower, Hercules III and Hercules II, as amended by that certain Amendment No. 1 to Loan and Security Agreement by and among the Borrower, Hercules II and Hercules III, dated as of December 21, 2011, and as further amended by that certain Amendment No. 2 to Loan and Security Agreement by and among Borrower, Hercules II, and Hercules III, dated as of March 31, 2012 (as amended, the “Existing Loan Agreement”) .

Pursuant to the Amendment, the Company received a new loan in the aggregate principal amount of $10.0 million, which is in addition to the current outstanding principal of $11.6 million under the Existing Loan Agreement (the “Existing Term Loan”). The Lenders also agreed to a three month interest payment only period with respect to the current outstanding principal under the Existing Loan Agreement.

The new loan bears per annum interest at the greater of 11.9% and an amount equal to 11.9% plus the prime rate of interest; provided that the per annum interest rate shall not exceed 15.0%. The amount based on the prime rate of interest will float and change on the day the prime rate of interest changes from time to time.

Pursuant to the Amendment, the Company is not required to pay principal on the new loan (the “Interest Only Period”) until November 1, 2015; provided, that such date will be extended for an additional six months if the Company has received corporate development partnerships pursuant to which the Company receives specified aggregate cash proceeds (the “Interest Only Period Extension Event No. 1”), and provided further that such date will be further extended for an additional six months if the Company achieves the Interest Only Period Extension Event No. 1 and on or prior to May 1, 2016, (x) the Company’s first patient has been dosed in a phase 1 clinical study of its AV-380 product, and (y) the Company has received specified aggregate cash proceeds from corporate development partnerships or the issuance and sale of the Company’s equity securities.

With respect to the new loan of $10.0 million, the Company is required to repay the aggregate principal balance in equal monthly installments of principal and interest based on an amortization schedule equal to thirty (30) consecutive months commencing at the expiration of the Interest Only Period. The entire principal balance and all accrued but unpaid interest will be due and payable on January 1, 2018. An end-of-term payment in the amount of approximately $540,000 will be due on January 1, 2018, or on such earlier date as the new loan is prepaid. With respect to the Existing Term Loan, the Company is required to make twelve (12) payments of principal and interest commencing on January 1, 2015.

At its option, upon at least seven days’ prior notice to the Lenders, the Company may prepay the entire outstanding loan subject to a prepayment charge determined in accordance with the Amendment.

In addition to the obligations and covenants currently existing under the Existing Loan Agreement, the Amendment contains a financial covenant, whereby the Company agrees to maintain, with respect to the new loan of $10.0 million, a liquidity ratio equal to or greater than 1.25 to 1.00 or the equivalent of $12.5 million in unrestricted and unencumbered cash and cash equivalents. The financial covenant shall not apply after such time that the Company receives favorable data both with respect to its phase 2 clinical study of ficlatuzumab and a phase 1 clinical study of AV-380.

Pursuant to the Amendment, the Company agreed to issue to the Lenders warrants (the “Warrants”) to purchase up to an aggregate of 608,696 shares of the Company’s common stock at an exercise price equal to $1.15 per share. The warrants were issued on September 24, 2014 and will expire five years from such date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which shall be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

(b) On September 24, 2014, the Company entered into a Third Amendment to Lease and Lease Termination Agreement (the “Lease Termination”) with BMR-650 E. Kendall B. LLC (the “Landlord”), the existing party to that certain Lease dated as of May 9, 2012, as amended by (i) that certain letter agreement dated May 15, 2012, (ii) that certain letter agreement dated as of February 15, 2013, (iii) that certain First Amendment to Lease dated as of April 30, 2013 and (iv) that certain Second Amendment to Lease dated as of August 13, 2013 (as amended, the “Existing Lease”) pursuant to which the Company leased approximately 126,000 square feet of property at 650 East Kendall Street, Cambridge, MA.

Pursuant to the Lease Termination, the Company will immediately surrender an aggregate of 76,980 square feet of the leased premises (the “Surrendered Premises”). The Company has agreed to pay the Landlord a termination fee totaling $15,643,347, one half of which was paid on September 24, 2014, and the remaining half to be paid in nine equally monthly installments commencing on October 1, 2014. The Company also agreed to surrender the remaining 49,185 square feet of leased space upon ninety (90) days written notice upon a date that is no earlier than March 24, 2015 and no later than September 24, 2015. Upon the surrender of the remaining premises, the Company shall have no further rights or obligations with respect to its lease at 650 East Kendall Street, Cambridge, MA.

The foregoing description of the Lease Termination does not purport to be complete and is qualified in its entirety by reference to the Lease Termination, which shall be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01(b) of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01(a) of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01(a) of this Current Report on Form 8-K with respect to the Warrants is incorporated by reference into this Item 3.02.

The Warrants were issued in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) promulgated thereunder relative to sales by an issuer not involving any public offering. Each Lender represented to the Company that each Lender is an accredited investor, as such term is defined in Rule 501 of the Securities Act, that each Lender is acquiring the Warrants for investment and not distribution, that it can bear the risks of investment, and that each has made detailed inquiry concerning the Company, its business and its personnel in connection with their acquisition of the Warrants.

Item 8.01	Other Events

On September 26, 2014, the Company issued a press release announcing the amendment to the debt financing facility and the lease termination. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

99.1	Press Release dated September 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: September 26, 2014

By:	/s/ Tuan Ha-Ngoc
Tuan Ha-Ngoc
President and Chief Executive Officer